UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 1, 2010
Date of Report

Paradigm Oil & Gas, Inc.

Nevada	333-103780	33-1037546
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

27 Chicora Ave
Toronto, On M5R 1T7
(Address of Principal Executive Offices)

(416) 928-3095
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

BUSINESS

Effective January 28, 2010, Paradigm Oil & Gas Inc. (the "Company"), a Nevada corporation, entered into a Share exchange agreement with the shareholders of Intergrated Oil and Gas Solutions Inc. (the "Acquired company") a Texas corporation, whereby the Company has issued 42,000,000, US$.001 Par value common shares to unrelated shareholders in exchange for their one hundred percent (100%)interest in all of the capital stock of the Acquired company  The Acquired company is now a 100% subsidiary of the Company.

Prior to the Acquisition, there were 188,000 shares of the Company's Common Stock outstanding. Immediately following the Acquisition, there are 42,188,000 shares of Common Stock outstanding.

The Acquired company holds 100% working interests in certain oil and gas leases along with certain Oil and Gas production equipment.

The oil and gas properties are comprised of 4 leases totalling approximately nine hundred and thirty four (934) net mineral Acres, all located in the State of Texas, USA. 692 acres in Kaufman County, carry a 80% Net Revenue Interest, 40 acres located in the County of Wood, carry a 80% Net Revenue Interest, 122.37 acres located in the County of Henderson carry a 81.25% Net Revenue Interest and 80 acres in the County of Wichita carry a 75% Net Revenue Interest. Combined there are a total of 9 existing previously producing wells and available spacing to support the drilling of approximately 30 new wells in the 3800’ to 9000’ range and approximately 50 new wells in the 800’ to 1,800’ range.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Acquisition (described above in Item 2.01), the shareholders of the acquired company, who were all unrelated to the Company, exchanged all of their common shares in the acquired company which represented 100% of the common shares issued and outstanding in the acquired company for 42,000,000, US$ .001 par value common shares of the Company's Common Stock.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01  CHANGE IN CONTROL OF REGISTRANT

With the issuance of 42,000,000 shares of Common Stock to Integrated Oil and Gas Solutions Inc shareholders, 27,594,000 were issued to Black Pearl Petroleum LLC (BPL) in connection with the Acquisition. BPL became the holder of approximately 65.41% of the voting securities of the Company. The change of control of the Company was effected solely by the issuance of newly issued shares of the Company to BPL upon the Acquisition without any other consideration.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(1)  Not applicable.

(2) Immediately following the Acquisition, Brian Kennedy was appointed as a director of the Company effective immediately subject to regulatory approval by resolution of the Board of Directors, dated January 28, 2010.and Brian Kennedy was then appointed as Chief Financial Officer of the company .

(3)  See 5.02(d)

(4)  The following is information related to the persons appointed by the directors on January 28, 2010 to fill the director and officer positions.

NAME	AGE	POSITION
Brian Kennedy	54	Director/CFO

Mr. Kennedy has over 30 years of business experience, which during his career has held several CEO and CFO positions with both Public and Private Companies. His experience spans areas of General Management, Business Planning, Accounting and Financial Reporting, Cash Flow Management and Treasury Functions, Business Development, Intellectual Property and Licensing, Mergers and Acquisitions, and Board of Director positions.

He has a proven track record of successfully launching early stage companies and managing growth situations with an emphasis in emerging technologies applied to oil and gas and technology sectors. Most notably he was CEO of Luxell Technologies, listed on the Toronto Stock Exchange, where under his leadership, raised over $45 million in Capital and grew the Company from a $.25 share value to over $9.00.
He has participated in several new drilling programs and secondary oil and gas recovery projects where new technologies have been applied to restart and increase the production output of previously producing wells.

Mr. Kennedy is a Chartered Accountant and has a Bachelor of Business Administration degree from York University located in Toronto Canada.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

1.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

It is impractical to provide the required financial statements at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable, but no later than seventy-one calendar days from the due date of this filing on Form 8-K/A.

2.   PRO FORMA FINANCIAL INFORMATION

It is impractical to provide the required financial statements at the date of the filing of this Form 8-K. The required pro forma financial statements will be provided as soon as practicable, but no later than seventy-one calendar days from the due date of this filing on Form
8-K/A.

3.   EXHIBITS

    Exhibit 10.1   Form of Acquisition Agreement and Plan Of Share Exchange, dated as of January 28, 2010 by and among the Company and Intergrated Oil & Gas Solutions Inc. and it’s Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Paradigm Oil & Gas, Inc

DATED: January 28, 2010	/s/ Marc Juliar
Marc Juliar
President, and Director